As filed with the Securities and Exchange Commission on June 10, 2026

Registration No. 333-295955

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

REGISTRATION STATEMENT Form S-8 (Registration No. 333-295955)

UNDER THE SECURITIES ACT OF 1933

Jowell global Ltd.

聚好全球股份有限公司

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2nd Floor, No. 285 Jiangpu Road Yangpu District, Shanghai, China	200082
(Address of Principal Executive Offices)	(Zip Code)

Jowell Global Ltd.

2026 Omnibus Equity Plan

(Full title of the plan)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(Name and address of agent for service)

800-221-0102

(Telephone number, including area code, of agent for service)

Copies to:

Jeffrey Li

FisherBroyles, LLP

1200 G Street, NW

Washington, D.C. 20005

(202) 830-5905

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-295955) (the “Registration Statement”) of Jowell Global Ltd. (the “Company”) is being filed to correct an error in the Signature of Authorized Representative in the United States of the original Registration Statement filed with the Securities and Exchange Commission on May 15, 2026.

The Signature of Authorized Representative in the United States of the original Registration Statemen inadvertently stated the wrong company name and the correct company name is Jowell Global Ltd.

This Post-Effective Amendment is being filed solely to correct the Company’s name in the Signature of Authorized Representative in the United States of the original Registration Statemen. No other changes have been made to the original Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Shanghai, People’s Republic of China on June 10, 2026.

Jowell Global Ltd. (Registrant)

By:	/s/ Haiting Li
Haiting Li
Chief Executive Officer

Pursuant to Rule 478 under the Securities Act of 1933, no other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement.

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Jowell Global Ltd. has signed this registration statement or amendment thereto in New York, New York on June 10, 2026.

Authorized U.S. Representative - Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President

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